UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 10, 2001
Date of Report (Date of earliest event reported)

Capital Automotive REIT
(Exact name of registrant as specified in its charter)

Maryland	000-23733	54-1870224

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1420 Spring Hill Road, Suite 525, McLean, Virginia 22102
(Address of principal executive offices, including zip code)

(703) 288-3075
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

This Form 8-K/A amends the Form 8-K of Capital Automotive REIT (the “Company”), dated August 10, 2001 and filed August 24, 2001, by adding Item 7. Financial Statements, Pro Forma Information and Exhibits.

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

(b) Pro Forma Financial Information listed on F-1.

CAPITAL AUTOMOTIVE REIT
INDEX TO PRO FORMA INFORMATION

Page

Pro Forma (Unaudited) Consolidated Balance Sheet

as of June 30, 2001	F-3

Pro Forma (Unaudited) Consolidated Statement of

Operations for the six months ended June 30, 2001	F-4

Pro Forma (Unaudited) Consolidated Statement of

Operations for the year ended December 31, 2000	F-5

Notes and Management’s Assumptions to Unaudited

Pro Forma Consolidated Financial Information	F-6

CAPITAL AUTOMOTIVE REIT
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001 and the unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 are based on the historical financial statements of the Company.

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001 is presented as if the completion of the acquisition of nine automotive retail properties (the “Properties”) from certain entities of the CarMax Group (NYSE: KMX), a division of Circuit City Stores, Inc. (NYSE: CC), had occurred on June 30, 2001. The Company financed the purchase price with net proceeds from the Company’s underwritten public equity offering that closed on August 8, 2001 (the “Equity Offering”) and a portion of the proceeds from the Company’s $82.6 million mortgage loan from Toyota Motor Credit Corporation (the “Mortgage Loan”). The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001 is presented as if $61.8 million of the net proceeds of the Equity Offering and $40.6 million of proceeds from the Mortgage Loan were received on June 30, 2001.

The unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 are presented as if the completion of the acquisition of the Properties and the receipt of the proceeds of the Equity Offering and the Mortgage Loan used to purchase the Properties had occurred at the beginning of each of those periods. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Company’s Forms 10-Q and 10-K.

Preparation of the pro forma information was based on assumptions considered appropriate by the Company’s management. The pro forma financial information does not reflect the effect of the additional approximately $42.0 million in proceeds of the Mortgage Loan received by the Company for the purpose of repaying short-term debt. The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the completion of the acquisition of the Properties had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. In management’s opinion, all adjustments necessary to reflect the effects of the completion of the acquisition of the Properties have been made.

CAPITAL AUTOMOTIVE REIT
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2001
(UNAUDITED) (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

		CarMax
		Transaction
	Historical	(Note 2)		Pro Forma

ASSETS

Real estate:

Land	$464,133	$39,028	(A)	$503,161

Buildings and improvements	625,251	63,360	(A)	688,611

Accumulated depreciation	(48,711)	—		(48,711)

	1,040,673	102,388		1,143,061

Cash and cash equivalents	1,723	647	(B)	2,370

Other assets, net	17,881	—		17,881

Total Assets	$1,060,277	$103,035		$1,163,312

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Mortgage debt	$564,707	$40,571	(C)	$605,278

Borrowings under credit facilities	62,140	—		62,140

Accounts payable and accrued expenses	6,038	—		6,038

Security deposits payable	6,197	647	(B)	6,844

Total Liabilities	639,082	41,218		680,300

Minority Interest	118,687	2,003	(C)	120,690

Shareholders’ Equity

Preferred shares, par value $.01 per share;
20 million shares authorized, no shares issued or outstanding	—	—		—

Common shares, par value $.01 per share;
100 million shares authorized, 21,661,583 shares issued and outstanding at June 30, 2001 and 25,514,083 shares issued and outstanding, on a proforma basis	217	39	(C)	256

Additional paid-in-capital	314,755	59,775	(C)	374,530

Accumulated deficit	(12,464)	—		(12,464)

Total Shareholders’ Equity	302,508	59,814		362,322

Total Liabilities and Shareholders’ Equity	$1,060,277	$103,035		$1,163,312

The accompanying notes are an integral part of this statement.

CAPITAL AUTOMOTIVE REIT
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2001
(UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE DATA)

		CarMax
		Transaction
	Historical	(Note 3)		Pro Forma

Revenue:

Rental	$56,388	$6,076	(D)	$62,464

Interest and other	93	—		93

Total revenue	56,481	6,076		62,557

Expenses:

Depreciation and amortization	10,155	792	(E)	10,947

General and administrative	3,445	—		3,445

Interest	23,495	1,400	(F)	24,895

Total expenses	37,095	2,192		39,287

Net income before minority interest	19,386	3,884		23,270

Minority interest	(5,449)	(366	) (G)	(5,815)

Net income	$13,937	$3,518		$17,455

Shares of common stock outstanding used to
compute basic earnings per share	21,572	3,853	(G)	25,425

Basic earnings per share	$0.65			$0.69

Shares of common stock outstanding used to
compute diluted earnings per share	22,203	3,853	(G)	26,056

Diluted earnings per share	$0.63			$0.67

The accompanying notes are an integral part of this statement.

CAPITAL AUTOMOTIVE REIT
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE DATA)

		CarMax
		Transaction
	Historical	(Note 3)		Pro Forma

Revenue:

Rental	$102,101	$12,152	(D)	$114,253

Interest and other	1,050	—		1,050

Total revenue	103,151	12,152		115,303

Expenses:

Depreciation and amortization	17,725	1,584	(E)	19,309

General and administrative	6,592	—		6,592

Interest	42,694	3,301	(F)	45,995

Total expenses	67,011	4,885		71,896

Net income before minority interest	36,140	7,267		43,407

Minority interest	(10,328)	(630	) (G)	(10,958)

Net income	$25,812	$6,637		$32,449

Shares of common stock outstanding used to
compute basic earnings per share	20,911	3,853	(G)	24,764

Basic earnings per share	$1.23			$1.31

Shares of common stock outstanding used to
compute diluted earnings per share	21,113	3,853	(G)	24,966

Diluted earnings per share	$1.22			$1.30

The accompanying notes are an integral part of this statement.

CAPITAL AUTOMOTIVE REIT
NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED) (DOLLAR AMOUNTS IN THOUSANDS)

1.  Basis of Presentation

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001 and the unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 are based on the historical financial statements of the Company.

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001 is presented as if the completion of the acquisition of the Properties had occurred on June 30, 2001. The Company financed the purchase price with net proceeds from the Equity Offering and a portion of the proceeds from the Mortgage Loan. The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001 is presented as if $61.8 million of the net proceeds of the Equity Offering and $40.6 million of proceeds from the Mortgage Loan were received on June 30, 2001.

The unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 are presented as if the completion of the acquisition of the Properties and the receipt of the proceeds of the Equity Offering and the Mortgage Loan used to purchase the Properties had occurred at the beginning of each of those periods. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Company’s Forms 10-Q and 10-K.

2.  Adjustments to Pro Forma Consolidated Balance Sheet

(A)	Increase in real estate assets represents the acquisition of the Properties for approximately $102.4 million, excluding closing costs.

(B)	Increase in cash and security deposits payable represents the cash security deposit received from CarMax, Inc.

(C)	Increase in mortgage debt, minority interest and shareholders’ equity represents the funding of the Properties.

Purchase price of the Properties	$102,388

Net proceeds from the Equity Offering	($61,817	) (1)

Portion of proceeds from the Mortgage Loan	(40,571)

	($102,388)

(1) Allocation of the net proceeds from the Equity Offering are as follows:

Adjustment to minority interest	$2,003

Par value of common shares issued	39

Additional paid-in-capital	59,775

$61,817

Minority interest is adjusted by approximately $2.0 million as a result of the change in minority interest ownership in the Operating Partnership due to the sale of the common shares of the Company and the contribution of those net proceeds to the Operating Partnership in exchange for the issuance of units of limited partnership interest in the Operating Partnership. Par value of common shares is adjusted based on the number of common shares issued at a par value of $0.01 per share. The remainder of the net proceeds from the Equity Offering is recorded to additional paid-in-capital.

3.  Adjustments to Pro Forma Consolidated Statements of Operations

(D)	Rental income has been adjusted to reflect the lease payments from CarMax, Inc. calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreements), assuming the nine leases were entered into at the beginning of each period.

(E)	Depreciation and amortization has been adjusted based on the allocated purchase price of the assets acquired and an estimated useful life of 40 years, as if the purchase had occurred at the beginning of each period.

(F)	Interest expense has been adjusted to reflect the interest costs related to the $40.6 million of proceeds from the Mortgage Loan, based on the weighted average interest rate of 6.90% for the six months ended June 30, 2001 and 8.14% for the year ended December 31, 2000, assuming the borrowings to finance the Properties had occurred at the beginning of each period.

(G)	Minority interest and weighted average common shares outstanding used to calculate basic and diluted earnings per share has been adjusted to reflect the completion of the sale of 3,852,500 common shares in the Equity Offering, assuming the Equity Offering had occurred at the beginning of each period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTOMOTIVE REIT

By:	/s/ David S. Kay
Title:	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: September 19, 2001